Exhibit 99.1

PDS Biotech Collaborator Granted NIAID Award to Accelerate Development of Versamune®-Based Universal Influenza Vaccine

PDS Biotech ramps up third infectious disease vaccine program, PDS0202 for influenza, following PDS0201 for tuberculosis and PDS0203 for COVID-19

Florham Park, NJ, July 14, 2020 - PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing novel cancer therapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology, today announced that PDS Biotech collaborator, Professor J. Woodward of the University of Kentucky School of Medicine, has been awarded a grant from the National Institute of Allergy and Infectious Diseases’ (NIAID) Collaborative Influenza Vaccine Innovation Centers (CIVICs) program to progress development of a Versamune®-based universal influenza vaccine.

The key objective of the NIAID’s CIVICs program is to develop more durable, broadly protective, and longer-lasting vaccines effective against multiple strains of influenza, specifically including pandemic strains. Under the award, PDS Biotech will continue development of its PDS0202 vaccine program, which combines Versamune® with novel influenza vaccine antigens, with a goal of rapidly progressing into a human clinical trial.   Preclinical development studies will be performed at three sites: PDS Biotech’s Princeton, NJ laboratories, The University of Kentucky School of Medicine, and the CIVICs Center for Influenza Vaccine Research for High-Risk Populations (CIVR-HRP).

“We are excited to accelerate PDS0202 development to further demonstrate Versamune®’s ability to induce the immune system to generate high levels of neutralizing antibodies, killer T-cells, and long acting memory T-cells, that for PDS0202 could provide broad and long-term protection against multiple influenza strains,” commented Dr. Frank Bedu-Addo, Chief Executive Officer of PDS Biotech. “NIAID support for the upcoming PDS0202 preclinical studies could speed development of a more durable and broadly protective influenza vaccine, thus reducing the public health consequences of both seasonal and pandemic influenza.”

PDS Biotech’s infectious disease portfolio consists of PDS0201 (tuberculosis), PDS0202 (universal flu) and PDS0203 (COVID-19), all of which are based on the Versamune® platform and are designed to induce a broad range of long-term protective immune responses against these pathogens.

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company with a growing pipeline of cancer immunotherapies and infectious disease vaccines based on the Company’s proprietary Versamune® T-cell activating technology platform. Versamune® effectively delivers disease-specific antigens for in vivo uptake and processing, while also activating the critical type 1 interferon immunological pathway, resulting in production of potent disease-specific killer T-cells as well as neutralizing antibodies. PDS Biotech has engineered multiple therapies, based on combinations of Versamune® and disease-specific antigens, designed to train the immune system to better recognize disease cells and effectively attack and destroy them. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0201

PDS0201 is an investigational vaccine designed for the prevention of tuberculosis.  PDS0201 combines the utility of the Versamune® platform with bacillus Mycobacterium tuberculosis (M. tuberculosis) antigens. Tuberculosis (TB) is the leading cause of death from a single infectious agent and is caused by the bacillus M. tuberculosis, which is spread when people who are sick with TB expel bacteria into the air. About a quarter of the world’s population is infected with M. tuberculosis and thus at risk of developing TB disease.  PDS0201 is currently in preclinical development.

About PDS0202

PDS0202 is an investigational vaccine designed for the prevention of a broad range of influenza strains. PDS0202 combines the utility of the Versamune® platform with a mix of influenza antigens including conserved regions of the virus.  Influenza is estimated to result in about 3 to 5 million cases of severe illness, and about 290,000 to 650,000 respiratory deaths globally. Some strains of influenza are known to have strong pandemic potential. PDS0202 is currently in preclinical development.

About PDS0203

PDS0203 is a COVID-19 vaccine candidate that combines the utility of the Versamune® platform with a mix of Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2) antigens.  The World Health Organization (WHO) declared the COVID-19 outbreak caused by a novel coronavirus, Severe Acute Respiratory Syndrome Coronavirus 2 (SARS-CoV-2), a global health emergency in January of 2020. Within three months of initial discovery COVID-19 was declared a global pandemic, reflecting alarming levels of spread and severity and resulting in unprecedented action by local and national governments to restrict the movement of citizens to contain the spread.  Building immunity to the disease is the key to stopping its spread. A COVID-19 vaccine would train the immune system to recognize and destroy the virus without the vaccinated person getting sick.  PDS0203 is currently in preclinical development.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the timing for the Company or its partners to initiate the planned clinical trials for its lead assets, PDS0101; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101 and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the acceptance by the market of the Company’s product candidates, if approved; the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s product candidates; and other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to COVID-19. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Media & Investor Relations Contact:

Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Tram Bui / Alexander Lobo
The Ruth Group
Phone: +1 (646) 536-7035 / +1 (646) 536-7037
Email: tbui@theruthgroup.com / alobo@theruthgroup.com